UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006

CYGNUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18962	94-2978092
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

P.O. Box 321195, Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: N/A
N/A
(Former name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     On March 27, 2006, the Securities and Exchange Commission granted Cygnus, Inc.’s (“Cygnus”) no-action letter request for modified reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes relief from having to file the Form 10-K for the year ended December 31, 2005.
     On March 28, 2006, Cygnus made a final liquidating distribution of $0.004694181 per share to holders of record of its common stock as of November 21, 2005, the date on which its stock transfer books were closed. These final distributions to stockholders were rounded down to the nearest penny. Cygnus’ common stock has been cancelled, and Cygnus will withdraw its registration with the Securities and Exchange Commission under the Securities Act of 1934, as amended.
     Effective February 28, 2006, Cygnus no longer maintains offices or fax service and in the near future will terminate its phone service. Cygnus has already shut down its website and email server, and Cygnus has changed its mailing address to the following: Cygnus, Inc., P.O. Box 321195, Los Gatos, CA 95032. Cygnus continues to reserve a small amount of funds to cover any remaining expenses and other contingencies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: March 28, 2006	By:	/s/ John C Hodgman
John C Hodgman
Chairman of the Board